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                                                                    EXHIBIT 10.2



                             MEMORANDUM OF AGREEMENT

                      made and entered into by and between

                       SASOL CHEMICAL INDUSTRIES (PTY) LTD

                  a company incorporated under the laws of the
            Republic of South Africa, having its registered office at 2 Sturdee Avenue, Rosebank, 2196 Republic of South Africa

                     (hereinafter referred to as SASOLCHEM)

                                       and

                           JLM MARKETING INCORPORATED

                  a company incorporated under the laws of the
                  State of Delaware, United States of America,
                         having its registered office at
                    8675 Hidden River Parkway, TAMPA, FL 33637
                            United States of America

                        (hereinafter referred to as JLM)

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                                      -2-

WHEREAS SASOLCHEM is a producer of N-PROPANOL, hereinafter referred to as the PRODUCT;

WHEREAS SASOLCHEM desires to export the PRODUCT to JLM for the marketing of the PRODUCT in the USA and Canada; and

WHEREAS JLM is willing to purchase the PRODUCT from SASOLCHEM for the marketing of the PRODUCT in the USA and Canada.

NOW, therefore, the parties have agreed as follows:

1     SALE AND PURCHASE

      SASOLCHEM hereby agrees to sell the PRODUCT to JLM and JLM agrees to purchase the PRODUCT from SASOLCHEM. Product supplied to JLM in terms of this Agreement shall only be marketed by JLM in the USA and Canada. In particular, JLM agrees not to sell the product to manufacturers of xanthates.

2     DURATION

      This Agreement shall become effective on 1 July 1992 and shall continue on an evergreen basis until terminated by either party by giving 6 (six) months written notice of termination to the other party. No such notice of termination shall, however, be given so as to take effect before 31 December 1992.


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                                       -3-

3     QUALITY

      SASOLCHEM shall supply the PRODUCT, at the point of sale as defined in Clause 4(a), in conformity with the specification of the PRODUCT as set out in Annexu e "A" hereto.

4     TERMS OF SALE AND PRICE

(a) SASOLCHEM shall supply the PRODUCT to JLM on a CIF USA port basis, unless the parties mutually agree otherwise. Ownership and risk in the PRODUCT shall pass to JLM at the inlet flange (the point of sale) of the vessel where the PRODUCT is loaded in Durban. (Incoterms latest edition to apply).

(b) JLM shall purchase the PRODUCT from SASOLCHEM and sell it in its own name and for its own account.

(c) Sales are to be made and invoiced by SASOLCHEM to JLM at the provisional price for the PRODUCT as agreed between the parties for each calendar quarter before the middle of each preceding quarter. In case the parties do not agree on the provisional price, the final price of the preceding calendar quarter shall be the provisional price for the new calendar quarter.

(d) Payment for the PRODUCT shall be made by JLM to SASOLCHEM within 45 days after the Bill of Lading date.


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                                      -4-

      Payment of all amounts owing in terms of this Agreement shall be made in US Dollars at such Bank in the Republic of South Africa, or elsewhere, as SASOLCHEM may from time to time nominate, free of any bank commission outside the Republic of South Africa, or any other deduction whatsoever.

(e) The provisional price agreed for each calendar quarter in accordance with Clause 4(c) shall be subject to review and adjustment by the end of the month immediately following each calendar quarter. In order to determine the final price for each quarter, JLM shall advise SASOLCHEM, by means of an audited certificate if so requested by SASOLCHEM, of JLM's selling price of the PRODUCT in the USA and Canada for each quarter, and to such other purchasers as are approved by SASOLCHEM pursuant to paragraph 1 hereof.

      The final CIF, USA port, duty unpaid price for each quarter shall be calculated as follows:

      JLM's average delivered selling price of the PRODUCT for each quarter,

      minus actual pipeline, barge, storage and surveying costs

      minus duty paid by JLM

      minus finance charges for 30 days calculated at the price bank rate in the USA

      = CIF USA port duty unpaid price.


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                                      -5-

      A commission of **** of the CIF, duty unpaid price, shall be paid to JLM, which will be subject to review from time to time as market conditions dictate.

      Any difference between the final price as calculated above and the provisional price as determined in accordance with Clause 4(c), shall be adjusted, ie in case the final price is higher than the provisional price fixed for each quarter, JLM shall pay the additional amount to SASOLCHEM and in case the final price is lower than the provisional price for each quarter, SASOLCHEM shall pay the amount owing to JLM. All settlements shall be effected within 15 days after the final figures have been submitted.

5     QUANTITIES

      SASOLCHEM shall advise JLM during October of each year of the quantity of the PRODUCT SASOLCHEM estimates to be available for export to JLM during the following calendar year. JLM shall in turn advise SASOLCHEM whether or not it expects to be able to sell the estimated volume.

      By not later than the middle of each quarter the parties shall negotiate the actual quantities of the PRODUCT to be shipped during the following quarter.

      The quantities of the PRODUCT to be shipped each calendar year shall be spread as evenly as possible between the four quarters.


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                                       -6-

      SASOLCHEM advises JLM that the estimated quantity available for calendar year 1993 is 2 500 (TWO THOUSAND FIVE HUNDRED) metric tons.

6     SECRECY

      JLM shall not reveal during the currency of this Agreement or after its expiry or termination, the trade secrets of SASOLCHEM nor use such secrets otherwise than for purposes of the implementation of this Agreement.


7     ALTERNATIVE EXPORT CHANNELS

      JLM or SASOLCHEM may engage other exporters and/or distributors for the PRODUCT with the prior consent of the other party in order to overcome any trade difficulties which might arise. Such consent will not be unreasonably withheld.

8     APPLICABLE LAW/ARBITRATION CLAUSE

      The Agreement shall be governed by English (UK) law. Any dispute hereunder that cannot be settled amicably shall be submitted to arbitration of the International Chamber of Commerce. The place of arbitration shall be London.

9     LIABILITY

      SASOLCHEM shall not be liable for any damage suffered by anyone as a result of the use of the PRODUCT sold under this Agreement either in its form as sold or in a processed form or otherwise and in particular


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                                      -7-

      SASOLCHEM shall not be liable for consequential damage of any kind including, but not limited to, product liability or loss of profit. Against claims in respect of all the foregoing JLM undertakes to fully indemnify and hold SASOLCHEM harmless, which indemnity and holding harmless shall also encompass legal costs of any nature, including costs as between attorney and client. Unless JLM notifies SASOLCHEM of any claim for damages within 60 (SIXTY) days after JLM's receipt in the USA of the PRODUCT, provided that for any cause of damage not reasonably discoverable within such 60 day period, any claim of damages must be made within 180(ONE HUNDRED AND EIGHTY) days after JLM's receipt in the USA of the PRODUCT JLM has notified SASOLCHEM that JLM has insurance coverage against liability.

10    FORCE MAJEURE

      Neither of the parties shall be held liable in respect of failure to fulfil its obligations in terms of this Agreement, when, but only for as long as, such failure is caused by or arises from force majeure such as, but not limited to, the lawful order of a state, war, civil commotion, riots, insurrection, strikes, lock-outs, fires, explosions, floods, or other like circumstances, in so far as any of the aforementioned events is beyond its control, arises after conclusion of this Agreement and has not been wholly or partially caused by its negligence or that of its contractors, agents, employees or functionaries.


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                                      -8-

      In such cases the affected party shall immediately notify the other party of such failure and shall use its best endeavours to remove the said circumstances with the least delay possible, so that the contractual obligations can, as soon as possible, be fulfilled in the manner provided for.

11    INCORRECT OR DEFECTIVE PRODUCT

      Should SASOLCHEM deliver PRODUCT which does not comply with the specification contained in this Agreement, SASOLCHEM shall replace at SASOLCHEM'S cost, the delivered PRODUCT by the correct one or one complying with the said specification.

      The parties shall jointly decide how best to sell or dispose of PRODUCT delivered that does not comply with the specification. The incurred selling or disposal costs shall be for SASOLCHEM's account.

12    NOTICES AND DOMICILIUM

      For all purposes arising out of this Agreement, the parties hereby choose domicilium citandi en executandi respectively as follows:

      SASOL CHEMICAL INDUSTRIES (PTY) LTD
      2 STURDEE AVENUE
      ROSEBANK
      JOHANNESBURG 2001
      REPUBLIC OF SOUTH AFRICA


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                                       -9-

      JLM MARKETING INC.
      8675 HIDDEN RIVER PARKWAY
      TAMPA, FL 33637
      UNITED STATES OF AMERICA

      Either party may from time to time change domicilium by notice in writing to the other party.


SIGNED AT Johannesburg on this the 11th day of January 1994

WITNESSES:

1     /s/                                    /s/
      ---------------------------            ----------------------------
                                             For and on behalf of
                                             SASOL CHEMICAL INDUSTRIES
                                             (PTY) LTD

2     /s/
      ---------------------------

SIGNED AT Tampa, Florida on this the 2nd day of March 1994


WITNESSES:

1     /s/                                    /s/
      ---------------------------            ----------------------------
                                             for and on behalf of
                                             JLM MARKETING INC.

2     /s/
      ---------------------------


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[SASOL CHEM LOGO]

                                   N-PROPANOL

                           EXPORT SALES SPECIFICATION
                                (CODE NO 20/44)

DESCRIPTION:

Normal propyl alcohol of 99,8% mass purity.

SPECIFICATION

PROPERTIES                   UNITS            LIMITS            TEST METHODS

COMPOSITION
Colour (Pt Co)               Hazen            5 max             ASTM D1209

Appearance                   -                Clear and free of sediment

Density at 20'C              kg/l             0,803 - 0,805     ASTM D1298

Water Content                mass %           0,1 max           ASTM D1364

n-Propanol                   mass %           99,8 min

sec-Butanol                  mass %           0,1 max

Distillation at 101,3 kPa                                       ASTM D86

 Recovery up to 95(degree)C  vol %            0 max

 Recover up to 99(degree)C   vol %            99 min

Acidity as CH3COOH           mass %           0,003 max         ASTM D1613

Residue on Evaporation       mass %           0,002 max         ASTM D1353

Flash Point (closed cup)
at 101,3 kPa                 (degree)C        20 - 30           ASTM D56


USES:

As a high purity propyl alcohol it can be used in antiseptics, other pharmaceutical preparations, drug synthesis, cosmetic preparation, as an intermediate for the production of normal propyl amines and normal propyl acetate and as a solvent for flexographic inks for food packaging.

                                   SASOLCHEM

ISSUE NO:  DVDW 7/92